Exhibit (b)(1)(F)

AMENDMENT NO. 5 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 5 (this “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 28, 2003 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1.    Amendments to Credit Agreement.

(a)    There shall be added to Section 1.01 of the Credit Agreement, in appropriate alphabetical sequence, the following definition:

“Maximum Permitted Exposure” means, as of the date of any determination, an amount equal to the sum of, without duplication:

(a)    60% of the Aggregate Market Value of all Designated Stock owned by the Company and/or 250 Rodeo at such time which is in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Administrative Agent and in which the Administrative Agent on behalf of itself and the Lenders has a first-priority perfected security interest; and

(b)    60% of the Aggregate Market Value of all Permitted Investments, Control Stock and Non-Control Stock owned by the Company and/or 250 Rodeo at such time which is in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Administrative Agent and in which the Administrative Agent on behalf of itself and the Lenders has a first-priority perfected security interest.

(b)    The definition of the term “Revolver Reduction Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Reduction Amount” means, with respect to any Quarterly Payment Date set forth in the matrix below, the amount necessary to reduce the then applicable Revolving Commitment to the level set forth below opposite that Quarterly Payment Date:

Quarterly Payment Date	Commitment Reduction	Remaining Revolving Commitment
September 30, 2004	$50,600,000	$1,300,000,000
December 31, 2004	$100,000,000	$1,200,000,000

March 31, 2005	$100,000,000	$1,100,000,000
June 30, 2005	$1,100,000,000	$0

(c)    The definition of the term “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment” means, subject to Sections 2.06 and 2.08, the commitment of the Lenders to make revolving Loans to the Company in the aggregate principal amount of $1,350,600,000.

(d)    Section 2.01 of the Credit Agreement is hereby amended by adding a new clause (d) thereto as follows:

(d)    the ratio of (i) Effective Amount of all Credit Extensions to (ii) the Aggregate Market Value of the Collateral, shall not at any time exceed 50%; provided, that, notwithstanding the foregoing, this clause (d) shall not affect the application of Section 8.11.

(e)    Section 2.08(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)    Credit Extensions in Excess of Maximum Permitted Exposure/Borrowing Base.  If, on any date on or before December 31, 2003, the Effective Amount of all Credit Extensions exceeds the then applicable Maximum Permitted Exposure, the Company shall, three Business Days after such date, if such deficiency shall then still exist, either (i) prepay such portion of the Loans as shall reduce the Effective Amount of all Credit Extensions to an amount equal to or less than the then applicable Maximum Permitted Exposure, with any such payment to be applied as set forth in Section 2.08(c), or (ii) grant, or cause 250 Rodeo to grant, a first priority security interest to the Administrative Agent in, and provide to the Administrative Agent custody of (including the appropriate form of custody for uncertificated securities, if applicable), such items of the following types of Collateral, in the indicated order, pursuant to the Pledge Agreement or the 250 Rodeo Pledge Agreement, as applicable, and having an Aggregate Market Value in an amount which, when added to the then applicable Maximum Permitted Exposure (subject to the advance rates set forth in the definition of “Maximum Permitted Exposure”), equals or exceeds the Effective Amount of all Credit Extensions as of such date:

(A)	first, Permitted Investments;

(B)	second, Non-Control Stock; and

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(C)	third, Control Stock.

If, on any date from and after January 1, 2004, the Effective Amount of all Credit Extensions exceeds the then applicable Borrowing Base, the Company shall, three Business Days after such date, if such deficiency shall then still exist, either (i) prepay such portion of the Loans as shall reduce the Effective Amount of all Credit Extensions to an amount equal to or less than the then applicable Borrowing Base, with any such payment to be applied as set forth in Section 2.08(c), or (ii) grant, or cause 250 Rodeo to grant, a first priority security interest to the Administrative Agent in, and provide to the Administrative Agent custody of (including the appropriate form of custody for uncertificated securities, if applicable), such items of the following types of Collateral, in the indicated order, pursuant to the Pledge Agreement or the 250 Rodeo Pledge Agreement, as applicable, and having an Aggregate Market Value in an amount which, when added to the then applicable Borrowing Base (subject to the advance rates set forth in the definition of “Borrowing Base”), equals or exceeds the Effective Amount of all Credit Extensions as of such date:

(A)	first, Permitted Investments;

(B)	second, Non-Control Stock; and

(C)	third, Control Stock.

(f)    Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Prior to the effective date of that certain Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of March 28, 2003 among the parties hereto (“Amendment No. 5”), each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate plus 125.0 basis points per annum or the Base Rate, as the case may be. From and after the effective date of Amendment No. 5, each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate plus 175.0 basis points per annum or the Base Rate, as the case may be.

(g)    The caption of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Commitment and Overexposure Fees”; prior to the existing text of Section 2.11 there shall be added an “(a)”; and a new clause (b) reading in its entirety as follows shall be added after the existing text:

(b)    The Company shall pay to the Administrative Agent for the account of each Lender a fee equal to 50.0 basis points per annum on the Aggregate Amount of Credit Extensions on each date that the Aggregate Amount of Credit Extensions exceeds the Borrowing Base. Such fee shall be computed by the Company on a quarterly basis in arrears on the first Business Day of each calendar quarter (which computation shall be subject to the review and approval of the Administrative Agent), and such fee shall be due and payable quarterly in arrears on each Interest Payment

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Date for Base Rate Loans through the Maturity Date, with the final payment to be made on the Maturity Date.

(h)    Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.11    Maximum Permitted Exposure/Borrowing Base.  The Company shall not permit the Effective Amount of Credit Extensions on any date on or before December 31, 2003 to exceed the Maximum Permitted Exposure or on any date from and after January l, 2004 to exceed the Borrowing Base.

(i)    Exhibit C to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C attached hereto.

2.    Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment; and (iv) an amendment fee from the Company, for the ratable benefit of the Lenders, in an amount equal to the product of 15.0 basis points times the aggregate Commitments (after giving effect to the reduction of the Revolving Commitments contemplated herein).

3.    Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

4.    Confirmation.  In all other respects, the terns of the Credit Agreement and the other Loan Documents are hereby confirmed.

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IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada corporation

By:	/s/ Anthony Mandekic

Name:

Title:	Sec./Treas.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond

Name:	Janice Hammond

Title:	Vice President – Senior Agency Officer

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CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 5 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of America
[Name of Bank]

By:	/s/ Matthew Koenig

Title:	Managing Director

CONSENT OF BANK

Thus Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “‘Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 5 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

The Bank of Nova Scotia

By:	/s/ Jed Richardson
Jed Richardson Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 5 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of Scotland
[Name of Bank]

By:	/S/ LIZ WILSON

Title:	Senior Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 5 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerica Bank
[Name of Bank]

By:	/s/ John Bonifacio

Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”), among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 5 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Commerzbank AG, New York & Grand Cayman Branches
[Name of Bank]

By:	/s/ Christian Jagenberg	/s/ Karla Wirth
	Christian Jagenberg	Karla Wirth

Title:	SVP & Manager	Asst. Vice President

Date:	March 28, 2003

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 5 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	Anthony Mandekic

Name:

Title:	Sec/Treas